January 14, 2003



Board of Directors
Legg Mason, Inc.
100 Light Street
Baltimore, Maryland 21202

                  Re:      Legg Mason Wood Walker, Incorporated
                           Key Employee Phantom Stock Agreements
                           Registration Statement on Form S-8

Ladies and Gentlemen:

                  This opinion is being furnished in connection with the registration of 600,000 shares (the "Shares") of common stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") with the Securities and Exchange Commission on Form S-8.

                  Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, By-Laws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

                  Based upon and subject to the foregoing, it is my opinion that the Shares covered by the Registration Statement will, upon issuance of such Shares pursuant to the Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreements (the "Agreements") by the Company (assuming such issuances are made in accordance with the terms of the Agreements, as the form of Agreements is incorporated by reference as an Exhibit to the Registration Statement), constitute legally issued, fully paid and non-assessable shares of common stock of the Company.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Robert F. Price

                                       Robert F. Price
                                       General Counsel

RFP/mk